Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is effective as of January 16, 2025 (the “Effective Date”), by and between Oragenics, Inc., a Florida corporation (the “Company”), and Janet Huffman (the “Executive”) (Company and Executive may be referred to hereinafter individually, as a “Party” or collectively, as the “Parties”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) on March 7, 2023;

WHEREAS, the Company wishes to appoint Executive to serve as Interim Chief Executive Officer, until further notice, reporting to the Executive Chair of the Board of Directors of the Company, and Executive wishes to accept such appointment;

WHEREAS, the Company wishes to increase Executive’s Base Salary and have Executive perform services on behalf of the Company in Sarasota, Florida as the Company’s corporate headquarters; and

WHEREAS, the Company and Executive desire to maintain all of the terms and conditions of the Agreement and its incorporated exhibits except as modified herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals. The Parties acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated herein by reference.

2.	Amendment. Section 2 of the Agreement is deleted in its entirety and replaced with the following:

2. POSITION AND DUTIES. During the Term, the Executive will serve as the Chief Financial Officer of the Company. As requested by the Board of Directors, the Executive also shall serve as the Interim Chief Executive Officer of the Company until such time as a new CEO is hired or a subsequent determination is made to appoint Ms. Huffman as the Company’s CEO. The Executive agrees that during the Term, as defined below, she shall dedicate her full business time, attention and energies (except as provided below) to performing her duties to the Company, as prescribed by the Company’s Executive Chair of the Board of Directors or directly by the Board of Directors. The Executive will manage the business affairs of the Company and perform the duties typically assigned to the chief financial officer or chief executive officer of a similarly situated company in the Company’s industry. The Executive shall also perform such other reasonable duties as may hereafter be assigned to her by the Executive Chair of the Board or the Board of Directors, consistent with her abilities and position as the Chief Financial Officer and Interim Chief Executive Officer, including providing such further services to the Company as may reasonably be requested of her. The Executive will report to the Executive Chair and the Board of Directors, and carry out the decisions and otherwise abide by and enforce the rules and policies of the Company. During the Term, Executive shall perform the services required by this Agreement in Sarasota, Florida, except for travel to other locations as may be necessary to fulfill Executive’s duties and responsibilities hereunder.

The Executive shall devote her best efforts to the business and affairs of the Company and, during the Term and shall comply with at all times the restrictive covenants provided in Sections 5 and 7 below. The Company and the Executive acknowledge and agree that, during the Term, Executive shall be permitted to: (i) serve on civic or charitable boards or committees; and (ii) and on such additional corporate boards as the Nominating and Governance Committee and the Board may approve; and (iii) manage passive personal investments, so long as any such activities, individually or in the aggregate, do not unduly interfere with the performance of Executive’s responsibilities as an executive officer of the Company in accordance with this Agreement.

3.	Section 4(a) of the Agreement is deleted in its entirety and replaced with the following:

4. COMPENSATION AND BENEFITS.

(a) Base Salary. During the period from January 16, 2025 until the end of the Term, the Executive’s annual base salary shall be Two Hundred Seventy Five Thousand Dollars ($275,000.00) per year, which shall be payable by the Company to the Executive in installments consistent with the Company’s normal payroll schedule, subject to customary withholding as required by applicable law. This annual base salary shall be reviewed by the Board periodically, and the Board may adjust the Executive’s annual base salary from time to time as the Board deems to be appropriate subject to Executive’s performance, the Company’s financial condition and market conditions.

4.	Other Provisions Unaffected. Except as expressly modified and amended herein, all terms, conditions and covenants set forth in the Agreement are hereby reaffirmed and shall remain in full force and effect and unaffected by this Amendment; provided, however, that to the extent of any inconsistency between the terms of this Amendment and the Agreement, this Amendment shall control.

5.	Counterparts. This Agreement may be executed in any number of counterparts and it shall not be necessary for the parties to execute any of the same counterparts hereof. Counterparts to this Agreement may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the day and year first written above.

COMPANY

Oragenics, Inc., a Florida corporation

By:	/s/ Charles Pope
Name:	Charles Pope
Title:	Executive Chair

EXECUTIVE

/s/ Janet Huffman
Janet Huffman

[Signature Page to Amendment to Employment Agreement]